Exhibit 99.2

PRESS RELEASE

For release:	August 28, 2020

Contact:	Media
Stephen W. Ries
Senior Corporate Counsel & Secretary
(610) 668-3270
sries@global-indemnity.com

Global Indemnity Completes Redomestication to the United States

BALA CYNWYD, Pennsylvania, August 28, 2020 (GLOBE NEWSWIRE) -- Global Indemnity Group, LLC (NASDAQ:GBLI) (the “Company”) announced today the completion of the redomestication of Global Indemnity Limited and its Bermuda subsidiary, Global Indemnity Reinsurance Company, Ltd. (“GI Bermuda”), to the United States. The Company, a Delaware limited liability company classified as a partnership for federal income tax purposes, replaced Global Indemnity Limited, a Cayman Islands corporation, as the publicly listed parent company of Global Indemnity, effective as of today. The former shareholders of Global Indemnity Limited are now the shareholders of the Company, and the Class A Common Shares of the Company will continue to trade under the stock ticker symbol “GBLI”.

Additionally, on August 26, 2020, GI Bermuda merged with and into Penn-Patriot Insurance Company (“Penn-Patriot”), a Virginia-domiciled subsidiary of the Company, with Penn-Patriot surviving. This merger resulted in the assumption of GI Bermuda’s business by Global Indemnity’s existing U.S. insurance company subsidiaries.

The redomestication and related transactions simplify and streamline Global Indemnity’s organizational, statutory and regulatory structure and are expected to result in inter-company efficiencies and long-term administrative cost savings. Four subsidiaries previously part of Global Indemnity’s organizational structure were eliminated, and substantially all foreign subsidiaries were eliminated. The transactions also reduced the number of nations governing Global Indemnity from 4 to 1 and reduced the number of nations in which Global Indemnity is subject to material taxation from 3 to 1. The United States is now Global Indemnity’s only governing, regulating and taxing nation.

In connection with the redomestication, Global Indemnity eliminated approximately $1 billion of inter-company indebtedness, eliminated $174 million (57%) of external indebtedness (reducing the Company’s debt-to-capitalization ratio from 29% to 15%), and provided parent Company with approximately $250 million of cash and investments that may be utilized by the Company for general corporate purposes.

The redomestication was completed without any material transaction-related taxes to Global Indemnity. Further, the expected future expense savings and operating efficiencies are expected to largely offset the anticipated increase in prospective tax liabilities resulting from the transactions. Apart from incidental transaction related fees and expenses, completion of the redomestication had no impact on the Company’s book value or book value per share, which were $735 million and $51.24, respectively, at June 30, 2020.

The redomestication was approved by shareholders at a special meeting held on August 25, 2020. Shareholders representing 87% of shares outstanding voted at the special meeting, and 92% of shares voted at the special meeting were voted in favor of the redomestication. In addition, 92% of the individual shareholders that were present or represented by proxy and voting at the special meeting voted in favor of the redomestication.

In advance of the shareholders’ special meeting, Global Indemnity received the necessary approvals for the redomestication and related transactions from the Arizona Department of Insurance, Indiana Department of Insurance, Pennsylvania Insurance Department, Virginia Bureau of Insurance and Bermuda Monetary Authority. On August 26, 2020 the Grand Court of the Cayman Islands sanctioned the scheme of arrangement and amalgamation pursuant to which the redomestication was effected. A copy of the Sanction Order can be found at www.global-indemnity.com.

Global Indemnity Group, LLC’s Class A Common Shares are registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and Global Indemnity Group, LLC is subject to SEC reporting requirements applicable to domestic registrants. Global Indemnity Group, LLC’s Class A Common Shares begin trading today on NASDAQ.

Fox Paine & Company, LLC advised Global Indemnity in regard to the conceptualization, design, structuring and execution of the redomestication and related transactions.

About Global Indemnity Group, LLC and its subsidiaries

Global Indemnity Group, LLC (NASDAQ:GBLI), through its several direct and indirect wholly owned subsidiary insurance companies, provides both admitted and non-admitted specialty property and casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. Global Indemnity Group, LLC’s four primary segments are:

•	Commercial Specialty

•	Specialty Property

•	Farm, Ranch, & Stable

•	Reinsurance

For more information, visit the Company’s website at www.global-indemnity.com.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained in this press release[1] do not address a number of risks and uncertainties, including COVID-19 and risks and uncertainties related to the redomestication. Forward-looking statements in this press release include, but are not limited to, statements related to the statements regarding our expectations regarding the redomestication, and future results or expectations of the Company. These statements are based on current expectations as of the time of this press release and involve a number of risks, uncertainties and assumptions, including those described in the Company’s filings with the Securities and Exchange Commission. Investors are cautioned that it is not possible for the Company to predict all risks, nor can we assess the impact of all factors on its business or to the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. All forward-looking statements in this press release are based on information available to the Company as of the date hereof. Please see the Company’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the company and for a more detailed explication regarding forward-looking statements. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[1]	Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Security Exchange Act of 1934.